UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2014

SELECT INCOME REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-35442	45-4071747
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 796-8303

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

References in this Current Report on Form 8-K/A to “we” or “our” refer to Select Income REIT and its consolidated subsidiaries.

Explanatory Note

On April 7, 2014, we filed a Current Report on Form 8-K, or the Original Form 8-K, to report that we had acquired a five-story office property located at 1415 West Diehl Road, Naperville, IL.  We are amending the Original Form 8-K to include pro forma financial information required by Item 9.01(b) of Form 8-K in connection with our acquisition of this property. Based on correspondence with the staff of the Securities and Exchange Commission and guidance in the Division of Corporation Finance’s Financial Reporting Manual, this Current Report on Form 8-K/A does not include historical financial information under Item 9.01(a).

Item 9.01.  Financial Statements and Exhibits.

On April 1, 2014, we acquired a five-story office property located at 1415 West Diehl Road, Naperville, IL with approximately 820,000 square feet for a purchase price of approximately $187.5 million, excluding acquisition related costs. This Current Report on Form 8-K/A includes our unaudited pro forma financial data which gives effect to our Naperville, IL acquisition as if that acquisition occurred on January 1, 2013. This historical and pro forma financial information is not necessarily indicative of the expected financial position or results of our operations for any future period.  Differences could result from numerous factors, including future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received on our existing leases or leases we may enter into during and after 2014, and for other reasons.

(b)  Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Financial Statements of Select Income REIT
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-1
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014	F-2
Unaudited Pro Forma Condensed Consolidated Statements of Income for the Year Ended December 31, 2013 and the Three Months Ended March 31, 2014	F-3
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-5

SELECT INCOME REIT

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 reflects the financial position of Select Income REIT and its consolidated subsidiaries (collectively referred to herein as we, us or our) as if our acquisition of a five-story office property located at 1415 West Diehl Road, Naperville, IL, as described in the notes to the unaudited pro forma condensed consolidated financial statements, was completed as of March 31, 2014. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2013 and for the three months ended March 31, 2014, present the results of our operations as if our Naperville, IL acquisition was completed on January 1, 2013 and the triple net master lease entered into on the date of the acquisition of the property was in effect since that date. These unaudited pro forma condensed consolidated financial statements should be read in connection with our financial statements for the three months ended March 31, 2014 and the notes thereto included in our Quarterly Report on Form 10-Q filed on April 28, 2014 with the Securities and Exchange Commission, or the SEC, and with our financial statements for the year ended December 31, 2013, and notes thereto included in our Annual Report on Form 10-K filed on February 21, 2014 with the SEC.

These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. Upon completion of any long term financing of our Naperville, IL acquisition, our financial position and results of operations may be significantly different than what is presented in these unaudited pro forma condensed consolidated financial statements. In the opinion of management, all adjustments necessary to reflect the effects of our Naperville, IL acquisition have been included.

The purchase price allocation of our Naperville, IL acquisition reflected in these unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. Consequently, amounts preliminarily allocated to assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma condensed consolidated financial statements.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our expected financial position or our results of operations for any future period. Differences could result from numerous factors, including future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received on our existing leases or leases we may enter into during and after 2014, and for other reasons. Consequently, actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated financial statements and such differences could be significant.

SELECT INCOME REIT

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2014

(amounts in thousands, except share data)

		Naperville, IL
	Historical (A)	Acquisition (B)	Pro Forma
ASSETS
Real estate properties:
Land	$732,509	$13,757	$746,266
Buildings and improvements	914,092	174,630	1,088,722
	1,646,601	188,387	1,834,988
Accumulated depreciation	(73,112)	-	(73,112)
	1,573,489	188,387	1,761,876

Acquired real estate leases, net	125,530	-	125,530
Cash and cash equivalents	204,319	(188,387)	15,932
Restricted cash	42	-	42
Rents receivable, net of allowance for doubtful accounts of $1,107	58,462	-	58,462
Deferred leasing costs, net	5,717	-	5,717
Deferred financing costs, net	4,318	-	4,318
Other assets	12,438	-	12,438
Total assets	$1,984,315	$-	$1,984,315

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$345,000	$-	$345,000
Term loan	350,000	-	350,000
Mortgage notes payable	19,232	-	19,232
Accounts payable and accrued expenses	20,619	-	20,619
Assumed real estate lease obligations, net	26,239	-	26,239
Rents collected in advance	10,065	-	10,065
Security deposits	7,719	-	7,719
Due to related persons	3,453	-	3,453
Total liabilities	782,327	-	782,327

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value: 75,000,000 shares authorized, 49,867,924 shares issued and outstanding	499	-	499
Additional paid in capital	1,162,035	-	1,162,035
Cumulative net income	169,401	-	169,401
Cumulative other comprehensive loss	(6)	-	(6)
Cumulative common distributions	(129,941)	-	(129,941)
Total shareholders’ equity	1,201,988	-	1,201,988
Total liabilities and shareholders’ equity	$1,984,315	$-	$1,984,315

See accompanying notes

SELECT INCOME REIT

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2013

(amounts in thousands, except per share data)

		Naperville, IL
	Historical (A)	Acquisition		Pro Forma

Revenues:
Rental income	$159,011	$16,766	(C)	$175,777
Tenant reimbursements and other income	29,312	-		29,312
Total revenues	188,323	16,766		205,089

Expenses:
Real estate taxes	20,271	-		20,271
Other operating expenses	16,111	406	(D)	16,517
Depreciation and amortization	31,091	4,366	(E)	35,457
Acquisition related costs	2,002	-		2,002
General and administrative	12,423	938	(F)	13,361
Total expenses	81,898	5,710		87,608

Operating income	106,425	11,056		117,481

Interest expense	(13,763)	(2,813)	(G)	(16,576)
Income before income tax expense and equity in earnings (loss) of an investee	92,662	8,243		100,905
Income tax expense	96	-		96
Equity in earnings (loss) of an investee	334	-		334
Net income	$93,092	$8,243		$101,335

Weighted average common shares outstanding	44,565	-		44,565

Net income per common share	$2.09			$2.27

See accompanying notes

SELECT INCOME REIT

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Three Months Ended March 31, 2014

(amounts in thousands, except per share data)

		Naperville, IL
	Historical (A)	Acquisition		Pro Forma

Revenues:
Rental income	$45,063	$4,091	(C)	$49,154
Tenant reimbursements and other income	7,965	-		7,965
Total revenues	53,028	4,091		57,119

Expenses:
Real estate taxes	5,452	-		5,452
Other operating expenses	4,527	99	(D)	4,626
Depreciation and amortization	9,294	1,065	(E)	10,359
Acquisition related costs	238	-		238
General and administrative	5,176	229	(F)	5,405
Total expenses	24,687	1,393		26,080

Operating income	28,341	2,698		31,039

Interest expense	(3,358)	(668)	(G)	(4,026)
Gain on early extinguishment of debt	243	-		243
Income before income tax expense and equity in earnings (loss) of an investee	25,226	2,030		27,256
Income tax expense	(71)	-		(71)
Equity in earnings (loss) of an investee	(97)	-		(97)
Net income	$25,058	$2,030		$27,088

Weighted average common shares outstanding	49,841	-		49,841

Net income per common share	$0.50			$0.54

See accompanying notes

SELECT INCOME REIT

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

Basis of Presentation

(A)                               As of March 31, 2014, we owned 48 properties (278 buildings, leasable land parcels and easements) with approximately 26.1 million rentable square feet. The historical unaudited pro forma condensed consolidated statement of income includes our accounts and the accounts of our consolidated subsidiaries. All intercompany transactions and balances have been eliminated.

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(B)                               Represents the effect of our Naperville, IL acquisition on April 1, 2014 for a purchase price of $187,500, excluding acquisition related costs. We funded this acquisition with cash on hand primarily from borrowings on March 31, 2014 under our revolving credit facility. This property was acquired and simultaneously leased back to the seller in a sale/leaseback transaction and was accounted for as an asset acquisition. Estimated acquisition related costs of $887 were capitalized as part of this transaction. The purchase price allocation is estimated for pro forma purposes and the actual allocation could change significantly.

Unaudited Pro Forma Condensed Consolidated Statements of Income Adjustments

(C)                               Represents the terms of our current lease for our Naperville, IL acquisition described in Note (B). For pro forma purposes, we have assumed that the lease with the prior owner that was signed immediately following our acquisition of the property was in place as of January 1, 2013.

(D)                               Adjusts other operating expenses related to our Naperville, IL acquisition described in Note (B) based on our contractual obligations under our property management agreement with Reit Management & Research LLC, or RMR.

(E)                                Adjusts depreciation and amortization expenses related to our Naperville, IL acquisition described in Note (B). We depreciate our real estate investments on a straight line basis over estimated useful lives ranging up to 40 years.

(F)                                 Adjusts general and administrative expenses related to our Naperville, IL acquisition described in Note (B). General and administrative expense adjustments are based on our contractual obligation under our business management agreement with RMR.

(G)                               Adjusts interest expense related to our Naperville, IL acquisition described in Note (B) assuming this acquisition had occurred on January 1, 2013 and was financed using borrowings under our revolving credit facility. The interest rate used to calculate the pro forma interest expense adjustment is the weighted average interest rate for the three months ended March 31, 2014 and year ended December 31, 2013, or 1.46% and 1.50%, respectively. A change in our variable interest rate by plus or minus 1/8 of a percent would increase or decrease, respectively, our annual pro forma acquisitions related interest expense by approximately $234.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Date: June 13, 2014